UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 17, 2013
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The information furnished herein, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

On January 17, 2013, Raymond James & Associates ("RJA"), (a wholly owned subsidiary of Raymond James Financial, Inc.) issued the following press release:

Raymond James & Associates, the traditional employee broker/dealer of Raymond James Financial, Inc., (NYSE-RJF) has introduced a new simplified and product-neutral compensation plan for its advisors (both RJA and legacy Morgan Keegan)  to take effect in October of 2013 for existing advisors and immediately for any advisors joining the firm after January 14, 2013.
“After several years of soliciting feedback and direction from advisors as well as studying the market and giving careful consideration to timing, we are implementing a new payout grid for implementation in fiscal year 2014,” said Tash Elwyn, president of Raymond James & Associates Private Client Group. “The new plan achieves our goal of delivering even greater transparency in our compensation structure while retaining our extremely competitive position within the industry.”
“We remain committed to the “one-page” grid and making few, if any, changes over time - in fact, there have been no significant changes in my nearly 20-year tenure with the firm,” added Elwyn.
“Advisors join Raymond James and stay with us for many reasons, including our well-managed, stable parent company, client service focus, and strong technology platform. Most important, they appreciate our AdvisorChoice promise to respect advisors' relationships with their clients. That means avoiding dictates on account size or incentives for specific products and recognizing that as far as anyone can “own” a client relationship, the advisor does,” Elwyn noted. “This new compensation structure adds to our already strong competitive advantages and positions us for additional growth.”

Item 9.01 Financial Statements and Exhibits

(d) The following is filed as an exhibit to this report:

Exhibit No.

99.1 Raymond James & Associates Compensation Grid, effective September 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	January 17, 2013	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer